UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2016

Alphabet Holding Company, Inc.

(Exact name of registrant as specified in charter)

333-186802

(Commission File Number)

DELAWARE	27-3085103
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

2100 Smithtown Avenue
Ronkonkoma, New York	11779
(Address of principal executive offices)	(Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure

Debt Refinancing

As previously announced, NBTY, Inc. (the “Company”), a wholly owned subsidiary of Alphabet Holding Company, Inc. (“Holdings”) intends to commence an offering of $1,075 million in aggregate principal amount of senior notes due 2021 (the “Notes”) in a private placement (the “Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), subject to revisions based on market conditions at the time of the Offering.  The Company intends to use the proceeds from the Offering, together with the expected proceeds from a new $1,400 million senior secured U.S. dollar term loan facility, a new £300 million senior secured term loan facility and borrowings under a new $400 million asset-based lending facility (collectively, the “new credit facilities”) and cash on hand, to (i) fund the redemption of all of the outstanding 7.75%/8.50% Contingent Cash Pay Senior Notes due 2017 (the “Holdco Notes”) issued by Holdings, (ii) redeem all of the Company’s 9% Senior Notes due 2018 (the “Opco Notes”), (iii) repay all outstanding borrowings under the Company’s existing senior secured credit facilities and (iv) pay related transaction fees and expenses. The consummation of the Offering will occur substantially concurrently with, and is conditioned upon, the closing of the Company’s new senior secured credit facilities.  Additional details are discussed in the associated press release, a copy of which is attached as Exhibit 99.1.

In addition, the Company gave notice that it has elected to redeem, subject to the satisfaction of specified conditions precedent, on May 16, 2016 (the “Redemption Date”), $650.0 million in aggregate principal amount of the Opco Notes, which represents all of the outstanding Opco Notes. The redemption price with respect to any redeemed Opco Note will be equal to 102.250% of the principal amount of such Opco Note, plus accrued but unpaid interest thereon to but not including the Redemption Date.  The redemption is subject to the satisfaction of specified conditions precedent, including, without limitation, consummation (as and when determined by the Company in its sole and absolute discretion), on or prior to the Redemption Date, of the issuance by the Company of the Notes and borrowings by the Company pursuant to the new credit facilities (collectively, the “Refinancing Transactions”) in an amount sufficient to pay, among other things, the redemption price.  The Company will be entitled to delay, and may delay, the redemption of the Opco Notes until such time as such conditions precedent are satisfied.  Such redemption will not occur in the event that the conditions precedent have not been so satisfied by June 14, 2016.

Holdings also gave notice that it has elected to redeem, subject to the satisfaction of specified conditions precedent, on the Redemption Date, $1,000.0 million in aggregate principal amount of the Holdco Notes, which represents all of the outstanding Holdco Notes. The redemption price with respect to any redeemed Holdco Note will be equal to 101.000% of the principal amount of such Holdco Note, plus accrued but unpaid interest thereon to but not including the Redemption Date.  The redemption is subject to the satisfaction of specified conditions precedent, including, without limitation, consummation (as and when determined by Holdings in its sole and absolute discretion), on or prior to the Redemption Date, of the Refinancing Transactions in an amount sufficient to pay, among other things, the redemption price.  Holdings will be entitled to delay, and may delay, the redemption of the Holdco Notes until such time as such conditions precedent are satisfied.  Such redemption will not occur in the event that the conditions precedent have not been so satisfied by June 14, 2016.

This Current Report is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security.  When issued, the Notes the Company intends to offer will not have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Estimated Results of Operations for the Three Months Ended March 31, 2016

For the three months ended March 31, 2016, the Company expects its net sales to be in the range of $745 million to $755 million (which includes expected net sales in the range of $20 million to $30 million from its Vitamin World business, which was sold on February 16, 2016) as compared to $788 million for the three months ended March 31, 2015, representing a decrease of between 5.4% and 4.2%.  For the three months ended March 31, 2016, the Company expects Adjusted EBITDA to be between $114 million and $122 million as compared to $109 million for the three months ended March 31, 2015, representing an increase of between 4.3% and 11.7%.  The decrease in the Company’s expected net sales was primarily driven by the loss of sales from its Vitamin World business, the managed decline in sales from contract manufacturing and private label manufacturing and the impact of foreign currency translation on the Holland & Barrett International segment, which offset increases in branded sales within the Consumer Products Group segment, increased sales at Holland & Barrett International (in constant currency) and sales attributable to the Dr. Organic business, which was acquired on December 7, 2015 and was therefore not included in the results for the three months ended March 31, 2015.  Expected Adjusted EBITDA growth for the three months ended March 31, 2016 was driven by gross profit rate improvements in the Consumer Products Group segment as a result of an increase in branded sales relative to private label sales and increased sales and earnings at Holland & Barrett, which were partially offset by foreign exchange translation as well as the loss of the Adjusted EBITDA attributable to Vitamin World as a result of its sale in 2016.

Estimates of results are inherently uncertain and subject to change, and the Company undertakes no obligation to update this information. The estimates contained in this Current Report on Form 8-K/A (this “Current Report”) may differ from actual results, and such differences could be material. Actual results remain subject to the completion of management’s and the audit committee’s final review, as well as the quarterly review by the Company’s independent registered public accounting firm. In light of the foregoing, you are cautioned not to place undue reliance on the estimates. The estimates set forth above were prepared by our management and are based upon a number of assumptions and are not a comprehensive statement of our financial results for the three months ended March 31, 2016. These preliminary financial results should be read in conjunction with the Company’s filings with the U.S. Securities and Exchange Commission and the Company’s consolidated audited annual and unaudited interim financial statements and the accompanying notes thereto.  For a discussion of the Company’s calculation of Adjusted EBITDA, please refer to the Company’s filings with the U.S. Securities and Exchange Commission.

The preliminary financial data included in this Current Report has been prepared by, and is the responsibility of, management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

The following table reconciles the Company’s estimated net income to its estimate of Adjusted EBITDA for the three months ended March 31, 2016 based on the midpoint of the range set forth above (the midpoint of the range is used only for illustrative purposes) as compared to our actual results for the three months ended March 31, 2015.

	Three Months Ended March 31,	Three Months Ended March 31,
(Dollars in thousands)	2016(f)	2015
Net income (loss)	$(3,000)	$10,609
Interest expense	32,600	32,426
Income tax provision	9,200	5,822
Depreciation and amortization	30,000	31,368
EBITDA	$68,800	$80,225
Severance costs(a)	3,000	8,463
Management fee(b)	750	750
Consulting and Legal fees(c)	10,400	10,895
Impairments and disposals(d)	25,800	1,160
Other items(e)	9,250	7,774
Adjusted EBITDA	$118,000	$109,267

(a)                                 Reflects the exclusion of severance costs incurred at various subsidiaries of the Company.

(b)                                 Reflects the exclusion of the Carlyle management fee.

(c)                                  Reflects the exclusion of consulting and legal fees for items such as business optimization consulting, supply chain planning and other strategic initiatives.

(d)                                 Primarily reflects the loss on the sale of the Vitamin World segment, which was divested in February 2016.

(e)                                  Reflects the exclusion of various items, which among other items includes: non-cash expenses related to stock options, the sell-through of the increased fair value of opening inventory at time of acquisition required under acquisition accounting relating to the Dr. Organic acquisition completed in December 2015, restructuring charges in the Design-to-Value SKU rationalization initiative in the fiscal 2016 period, business optimization expenses, ineffectiveness on certain derivative instruments, gains and losses on dispositions and integration costs associated with acquisitions, relocation fees and recruitment expenses.

(f)                                   Excludes potential gain/loss on assets contributed to the Company’s new China joint venture.

Other

In connection with the Refinancing Transactions, the Company intends to hold meetings with certain prospective lenders and investors. During such meetings, the Company intends to present the projected $7 million net pro forma impact of the recent acquisition of Dr. Organic and the disposition of the Vitamin World business on the Company’s Adjusted EBITDA for the twelve months ended December 31, 2015. For further discussion of Adjusted EBITDA, please refer to the Company’s filings with the U.S. Securities and Exchange Commission.

Cautionary Note Regarding Forward-Looking Statements

This Current Report may contain “forward-looking statements” within the meaning of securities laws. Any forward-looking statements involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements and the assumptions and analysis underlying these statements are reasonable as of the date hereof, investors are cautioned not to place undue reliance on these statements. Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business plan and strategies and benefits we expect to achieve as a result of acquisitions, divestitures, the Refinancing Transactions and other transactions discussed herein. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “target,” “project,” “forecast,” “seek,” “will,” “may,” “should,” “could,” “would,” “suggests” or similar expressions. These statements are based on current expectations, plans and assumptions that we have made in light of our experience in the industry and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances as of the date hereof. We do not have any obligation to and do not intend to update or revise any forward-looking statements included herein, whether as a result of new information, future events or otherwise. You should understand that these statements are not guarantees of future performance or results. Actual results could differ materially from those described in any forward-looking statements contained herein as a result of a variety of factors, including known and unknown risks and uncertainties, many of which are beyond our control.

Non-GAAP Financial Measures

This report includes financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide useful supplemental information to management and investors regarding the underlying performance of the Company’s business operations and are more indicative of core operating results as they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the Company’s business. You are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in documents the Company has filed with the U.S. Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

99.1	Press release dated April 15, 2016.

This Form 8-K/A and the attached Exhibit are furnished to comply with Item 7.01 and Item 9.01 of Form 8-K. Neither this Form 8-K/A nor the attached Exhibit are to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall this Form 8-K/A nor the attached Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 (except as shall be expressly set forth by specific reference in such filing).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 21, 2016

Alphabet Holding Company, Inc.

By:	/s/ Dipak Golechha
Dipak Golechha
Chief Financial Officer